Exhibit (h)(22)

Calamos Investment Trust and Calamos Advisors Trust

Amendment to the Amended and Restated Transfer Agent Servicing Agreement

This amendment dated as of August 15, 2018 (the “Amendment”) to the Amended and Restated Transfer Agent Servicing Agreement, dated January 1, 2017, by and among Calamos Investment Trust, Calamos Advisors Trust and U.S. Bancorp Funds Services, LLC, (as amended, restated, modified or supplemented from time to time, collectively, the “Agreement”).

In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendment to the Agreement:

The separate series of Calamos Investment Trust and Calamos Advisors Trust set forth on Exhibit A of the Agreement is hereby replaced with the following Exhibit A:

Exhibit A to the Transfer Agent Servicing Agreement

The Calamos Fund Complex shall mean:

Calamos Investment Trust

Calamos Growth Fund

Calamos Opportunistic Value Fund

Calamos Growth and Income Fund

Calamos International Growth Fund

Calamos Global Growth and Income Fund

Calamos High Income Opportunities Fund

Calamos Convertible Fund

Calamos Market Neutral Income Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Emerging Market Equity Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Income Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Advisors Trust

Calamos Growth and Income Portfolio

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All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Dated: June 29, 2018

Calamos Investment Trust		U.S. Bancorp Fund Services, LLC

By:	/s/ Curtis Holloway	By:	/s/ Anita Zagrodnik
Name:	Curtis Holloway	Name:	Anita Zagrodnik
Title:	CFO and Treasurer	Title:	Senior Vice President

Calamos Advisors Trust

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title:	CFO and Treasurer

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